Exhibit 3.24

CERTIFICATE OF FORMATION

OF

ITB MOBILE LLC

********

FIRST:	The name of the limited liability company is ITB MOBILE LLC.

SECOND:	The address of its registered office in the State of Delawware is 615 South DuPont Highway, Dover, DE. The name of its registered agent at such address is National Corporate Research, Ltd.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of ITB MOBILE LLC this 16th day of July, 2002.

/s/ PAUL GRIDLEY
Paul Gridley, Authorized Person